UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): November 22, 2006
EMMIS COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its charter)

INDIANA (State of incorporation or organization)	0-23264 (Commission file number)	35-1542018 (I.R.S. Employer Identification No.)
ONE EMMIS PLAZA
40 MONUMENT CIRCLE
SUITE 700
INDIANAPOLIS, INDIANA 46204
(Address of prinicpal/executive offices)
(317) 266-0100
(Registrant’s Telephone Number, including Area Code)
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.
     In connection with the payment of a special $4 per share dividend on the common stock of Emmis Communications Corporation (the “Corporation”) on November 22, 2006, the Conversion Price (as defined in the Corporation’s Second Amended and Restated Articles of Incorporation, as amended (the “Articles”)) of the Corporation’s 6.25% Series A Cumulative Convertible Preferred Stock (the “Preferred Stock”) was adjusted from $30.10 per share to $20.495 per share. This adjustment was effected pursuant to the formula in the Articles and results in a change in the conversion ratio from 1.66 to 2.44. A copy of an Officer’s Certificate is attached hereto as Exhibit 99.1.
Item 8.01. Other events.
                   The information set forth under Item 3.03 above is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

EXHIBIT NUMBER	DESCRIPTION
99.1	Officer’s Certificate dated November 27, 2006.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMMIS COMMUNICATIONS CORPORATION
Date: November 28, 2006	By:	/s/ J. Scott Enright
J. Scott Enright, Senior Vice President,
Associate General Counsel and Secretary

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